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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at December 31, 1996        Filed
             (Unaudited, subject to adjustment)        herewith

   B1        Statement of Income and Accumulated       Filed
             Deficit for the quarter ended             herewith
             December 31, 1996 (Unaudited,
             subject to adjustment)

   C1        Statement of Cash Flows for the           Filed
             quarter ended December 31, 1996           herewith
             (Unaudited, subject to adjustment)

   B2        Statement of Income and Accumulated       Filed
             Deficit for the twelve months ended       herewith
             December 31, 1996

   C2        Statement of Cash Flows for the           Filed
             twelve months ended December 31, 1996     herewith

   D         Kilowatt Hours Sold                       Filed
             For the Quarter Ended December 31, 1996   herewith
             (Unaudited, Subject to Adjustment)